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EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2005, relating to the consolidated financial statements of The Thomson Corporation, which appears in The Thomson Corporation's Annual Report on Form 40-F for the year ended December 31, 2004. We also consent to the incorporation by reference of our Comments by Auditors for United States Readers on Canada — United States of America Reporting Differences dated February 22, 2005, which appears in such Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Canada
July 21, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS